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March 14, 2008

Puda Coal, Inc.
426 Xuefu Street
Taiyuan, Shanxi Province
The People’s Republic of China

Re:	Puda Coal, Inc., a Florida corporation (the “Company”) Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion with respect to (i) 10,525,074 shares (the "Common Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"); (ii) 4,480,000 shares of the Company’s Common Stock (the "Note Shares") that will be issued upon conversion of $2,240,000 in principal amount of the Company's 8% Unsecured Convertible Notes (the "Convertible Notes"); and (iii) 16,340,460 shares of the Company’s Common Stock (the "Warrant Shares," and collectively with the Common Shares and the Note Shares, the "Shares") that will be issued by the Company upon the exercise of the warrants described in (viii), (ix) and (x) in the next paragraph (the “Warrants”), in each case offered by certain selling shareholders pursuant to a registration statement on Form SB-2 as filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on December 16, 2005, as amended by Amendment No. 1 filed with the SEC on March 10, 2006, Amendment No. 2 filed with the SEC on April 14, 2006, Amendment No. 3 filed with the SEC on May 31, 2006, Amendment No. 4 filed with the SEC on July 10, 2006, Amendment No. 5 filed with the SEC on March 21, 2007, Amendment No. 6 filed with the SEC on April 18, 2007, Amendment No. 7 on Form S-1 filed with the SEC on January 4, 2008, Amendment No. 8 on Form S-1 filed with the SEC on February 22, 2008, Amendment No. 9 on Form S-1 filed with the SEC on March 6, 2008 and Amendment No. 10 on Form S-1 filed with the SEC on or about March 14, 2008 (collectively, the "Registration Statement").

As special Florida counsel to the Company, we have examined only the following documents (collectively, the “Documents”): (i) a copy of the Company’s Articles of Incorporation, as filed with the Florida Secretary of State on August 1, 2001, and as amended by the Articles of Amendment filed with the Florida Secretary of State on each of December 1, 2004, June 24, 2005, August 2, 2005 and September 1, 2005; (ii) the Company’s By-Laws; (iii) the Written Consent Without a Meeting of the Board of Directors effective as of November 17, 2005; (iv) a form of Subscription Agreement for U.S. Investors; (v) a form of Subscription Agreement for Non-U.S. Investors; (vi) a form of Convertible Note for U.S. Investors; (vii) a form of Convertible Note for Non-U.S. Investors; (viii) a Form of Warrant for U.S. Investors; (ix) a Form of Warrant for Non-U.S. Investors; (x) a form of Warrant issued to Keating Securities, LLC or its designees with respect to the right to purchase in the aggregate 740,460 shares of the Company’s Common Stock; and (xi) a Certificate to Counsel of even date herewith containing certain representations to this Firm. In such examination, we have assumed the genuineness of all signatures on the Documents and the conformity to original Documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to our opinions set forth herein, we have relied solely upon statements or certificates of officials and representatives of the Company as set forth in the Documents.

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Puda Coal, Inc.
March 14, 2008

Based on, and subject to, the foregoing, we are of the opinion that (a) the Common Shares have been duly and validly issued, and are fully paid and nonassessable; and (b) (i) the Note Shares, when issued upon conversion of the Convertibles Notes in accordance with the terms of the Convertible Notes, and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued and fully paid and nonassessable. We have not been asked to consider and have not considered any legal issue relating to the Shares or the Registration Statement except as expressly set forth herein.

In rendering the opinions expressed above, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any jurisdiction, other than the State of Florida.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the use of our name under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours, /s/ BROAD AND CASSEL BROAD AND CASSEL

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